Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our reports dated February 20, 2009, with respect to the consolidated financial statements of Texas Instruments Incorporated and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in the 2008 Annual Report to Stockholders of Texas Instruments Incorporated.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our reports dated February 20, 2009, with respect to the consolidated financial statements of Texas Instruments Incorporated, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2008: Registration Statements (Forms S-8) No. 33-42172, No. 33-54615, No. 33-61154, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-107759, No. 333-107760, No. 333-107761, and No. 333-127021; Registration Statement (Forms S-3) No. 333-141048; and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Dallas, Texas
February 20, 2009